Panex Resources Inc.

NEWS RELEASE 06 - 2014

Trading Symbol: DBGF

CUSIP No.  69841J 106

OTC Markets:  OTC Pink

Assignment Agreement with Amani Consulting SPRL and Burey Gold Ltd

Zug, Switzerland- May 22, 2014 – Panex Resources Inc. (the "Company," or "Panex") (OTC Pink DBGF) has signed a binding term sheet dated May 22, 2014 with Amani Consulting SPRL (“Amani”) and Burey Gold Limited (“Burey”), an Australian listed company (the “Term Sheet”).

Pursuant to the terms and conditions of the Term Sheet, Panex has agreed to assign and surrender all of the rights and interests it may have in the share purchase agreement dated December 7, 2013 with Amani (the “Purchase Agreement”) to Burey.  In addition, Panex has agreed to assign to Burey all of its rights, title, and interest in the loans it has provided for the purpose of funding exploration on the Giro Project (the “Loans”).  In consideration of the assignment of all of Panex’s rights and interests in the Purchase Agreement and the Loans Burey has agreed to issue an aggregate 55,705,232 shares in the capital of Burey to Panex, subject to all applicable regulatory and shareholder approvals (the “Burey Shares”).

On successful conclusion of the due diligence and regulatory approvals, including Burey shareholder approvals, Burey will issue the Burey Shares to Panex and will commence with the exploration and development of the Giro Project.  For more information please see the Burey website (www.bureygold.com).

The parties to the Term Sheet have agreed that the terms and conditions provided in the Term Sheet are binding,

Panex is currently evaluating a number of potential exploration properties to further benefit the current shareholders of Panex.

ON BEHALF OF PANEX

Mark Gasson

Chief Executive Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," “should,” “could,” “expects,” "plans,"  "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected  activities  and expenditures as we pursue our business plan; the adequacy of  our  available  cash  resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us.  Forward-looking statements are not guarantees of future performance.  All of the forward-looking statements made in this press release are qualified by these cautionary statements.  Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330.  The U.S. Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please contact Mark Gasson or Ross Doyle.

Panex Resources Incorporation

C/O Coresco AG,

Level 3, Gotthardstrasse 20

6300 Zug, Switzerland

Tel. (+41) 41 711 0281

www.panexresources.com

email: info@coresco.ch